                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of June 4, 1999, by and among XYRIS CORPORATION, a California corporation (the "Company"), MISSOURI SOYBEAN MERCHANDISING COUNCIL, a Missouri not-for-profit corporation ("Purchaser"), and AXYS PHARMACEUTICALS, INC., a Delaware corporation, as Put Grantor ("Axys").

                                    RECITALS

         WHEREAS, Purchaser desires to purchase 300,300 shares of Series A Preferred Stock (the "Shares") by the Final Closing Date (as defined below) on the terms and conditions set forth herein;

         WHEREAS, the Company desires to issue and sell the Shares to Purchaser and Axys desires to issue to Purchaser the Put Option (as defined below) for the Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES. On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchaser of the Shares and (ii) the issuance of 300,300 shares of Common Stock (as defined in Section 4.2) upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company, a complete and accurate copy of which is attached as Exhibit A hereto (the "Restated Articles").

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Initial Closing and the Subsequent Closings (as defined in Section 2 below) the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company the Shares at a purchase price of three dollars and thirty-three cents ($3.33) per share.

         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The initial closing of the sale and purchase of a portion of the Shares under this Agreement (the "Initial Closing") shall take place at 5:00 p.m. on June 7, 1999, at the offices of Cooley Godward, LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California or at such other time or place as the Company and Purchaser may mutually agree (such date is



                                       1.

hereinafter referred to as the "Initial Closing Date"). Subsequent closings (the "Subsequent Closings") shall occur on the dates that Purchaser makes further payments for additional portions of the Shares, with the all payments in connection with the purchase of the Shares to be made by no later than July 7, 1999. The last of the Subsequent Closings is referred to herein as the "Final Closing."

            2.2 DELIVERY. At the Final Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the Shares, provided that Purchaser has paid the full purchase price therefor by wire transfer or check made payable to the order of the Company. At the Initial Closing, subject to the terms and conditions hereof, Purchaser and Axys Pharmaceuticals, Inc. ("Axys") shall each execute and deliver to each other the Side Letter (as defined in Section 3.5 hereof) and the Company and Purchaser shall execute and deliver signature pages to the Amended and Restated Shareholders Agreement dated as of May 14, 1999 between the Company, Jerry Caulder, Axys and The Bay City Capital Fund I, L.P. (the "Shareholders Agreement").

         3. PUT OPTION.

            3.1 Subject to the terms and conditions herein set forth, Axys hereby grants Purchaser the right (the "Put Option") at any time after the Trigger Date (as defined in Section 3.3 below) to require Axys to purchase from Purchaser, the Shares in exchange for shares of Axys Common Stock, at its then "market price," with an aggregate market value on the date immediately prior to the day the Put Option is exercised equal to $1,000,000, rounded down to the nearest whole number of shares (the "Put Option Shares"), on or prior to the Expiration Date set forth in Section 3.4 below. For purposes of the Put Option, the market price for Axys Common Stock shall be (i) if the Axys Common Stock is then reported on The Nasdaq National Market or its successor, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted in The Nasdaq National Market or its successor on the last market trading day prior to exercise of the Put Option, (ii) if the Axys Common Stock is then listed or admitted to trading on the New York Stock Exchange, the last sale price, regular way (or, in case no such sale takes places on such day, the average of the closing bid and asked prices, regular way) in either case as reported in the consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange on the last market trading day prior to exercise of the Put Option, (iii) if the Axys Common Stock is not then reported on The Nasdaq National Market or then listed or admitted to trading on the New York Stock Exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use on the last market trading day prior to exercise of the Put Option, or (iv) in the event none of the foregoing situations applies, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in Axys Common Stock selected by the Axys Board of Directors, on the last market trading day prior to exercise of the Put Option.

            3.2 The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date of surrender to Axys of the Put Option Subscription Form, attached hereto as Exhibit B.



                                       2.

            3.3 The Put Option shall not be exercisable until August 2, 1999 (the "Trigger Date").

            3.4 The Put Option shall terminate in full on February 2, 2001.

            3.5 The Put Option shall not be transferable by Purchaser except to an affiliate of Purchaser reasonably acceptable to Axys who is also a transferee of the Shares and agrees in a writing reasonably acceptable to Axys to be bound by the provisions of this Agreement pertaining to the Put Option and the Put Option Shares, the Registration Rights Agreement and the side letter referred to in Section 3.4 thereof (the "SIDE LETTER") to the same extent as Purchaser.

            3.6 Upon the exercise of the Put Option and concurrent with the issuance of the Put Option Shares within a reasonable time period (not to exceed 10 business days after Axys' receipt of the Put Option Subscription Form), Axys shall execute the Registration Rights Agreement in the form attached as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"). Purchaser shall provide such reasonable cooperation as Axys requests in connection with the issuance of the Put Option Shares.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AXYS.

            (a) The Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

            4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, to carry out the provisions of this Agreement and the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted.

            4.2 CAPITALIZATION; VOTING RIGHTS OF THE COMPANY. The authorized capital stock of the Company, immediately prior to the Initial Closing, will consist of 10,000,000 shares of Common Stock, no par value per share ("Common Stock"), 650,000 shares of which are issued and outstanding as of the date of this Agreement; 8,200,000 shares of Preferred Stock no par value per share, all of which are designated Series A Preferred Stock, 7,702,702 of which are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. The Conversion Shares have been or, prior to the Initial Closing, will have been duly and validly reserved for issuance. Other than as set forth in this Agreement and the agreements referred to in
Section 4.4 below; the Series A Stock Purchase Agreements between the Company, Axys and Bay City Capital Fund I, dated June 1, 1998 and February 2, 1999, respectively; the Series A Stock Purchase Agreement between the Company, Axys and The North American Nutrition & Agribusiness Fund, L.P., dated May 14, 1999; the Series A Preferred Stock Purchase Agreements between the Company and Axys dated as of June 1, 1998 and February 2, 1999, respectively; the Common Stock Purchase Agreement between the



                                       3.

Company and Jerry Caulder, dated as of April 30, 1998; the Shareholders Agreement; and the Company's 1998 Equity Incentive Plan (pursuant to which options to purchase 556,000 shares of Common Stock and 650,000 shares of Common Stock pursuant to restricted stock grants are outstanding as of the date of this Agreement), and other than as contemplated by or in connection with that certain letter of intent dated January 22, 1999 between Global Agro, Inc. and the Company; there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon Purchaser; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under the Company's Bylaws or state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

            4.3 AUTHORIZATION; BINDING OBLIGATIONS OF THE COMPANY. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Initial Closing and the Subsequent Closings and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Initial Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

            4.4 AGREEMENTS; ACTION.

            Except for the agreements referred to in Section 4.2 above, agreements explicitly contemplated hereby and pursuant to the Employment Agreement by and between the Company and Jerry Caulder, dated April 30, 1998, as amended by Amendment No. 1 to Employment Agreement dated March 26, 1999, and agreements between the Company and its employees with respect to the sale, or the issuance of options and restricted stock awards providing for the sale, of the Company's Common Stock, pursuant to the Company's 1998 Equity Incentive Plan, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            4.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS.

            Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form previously approved by Axys and the other prior purchasers of the Company's Series A Preferred Stock.

         (b) Axys, as Put Grantor, hereby represents and warrants to Purchaser as of the date of this Agreement as follows:



                                       4.

             4.6 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF AXYS. Axys is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Axys has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Put Option and Put Option Shares, to carry out the provisions of this Agreement relating to it as Put Grantor and to carry on its business as presently conducted and as presently proposed to be conducted.

             4.7 CAPITALIZATION OF AXYS. The authorized capital stock of Axys, as of March 31, 1999, consisted of 50,000,000 shares of Common Stock, $.001 par value per share, 30,321,328 shares of which were then issued and outstanding; 10,000,000 shares of Preferred Stock $.001 par value per share, 500,000 of which are designated as Series A Junior Participating Preferred Stock and none of which were then issued and outstanding. All issued and outstanding shares of the Company's Common Stock and the related Preferred Share Purchase Rights have been duly authorized and validly issued. The rights, preferences, privileges and restrictions of the shares of the Company's Common Stock and the related Preferred Share Purchase Rights are as stated in Axys' public filings. The Put Option Shares have been or, by the Initial Closing, will have been, duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Axys' public filings, the Put Option Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon Purchaser; provided, however, that the Put Option Shares may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein, or as otherwise required by such laws at the time a transfer is proposed.

             4.8 AUTHORIZATION; BINDING OBLIGATIONS OF AXYS. All corporate action on the part of Axys, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of Axys as Put Grantor hereunder at the Initial Closing and the Subsequent Closings and the authorization, sale, issuance and delivery of the Put Option and the Put Option Shares pursuant hereto has been taken or will be taken prior to the Initial Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of Axys enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows:

            5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Initial Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that



                                       5.

restrict the availability of equitable remedies

            5.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares, the Conversion Shares, the Put Option nor the Put Option Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser also understands that the Shares and the Put Option are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                (a) PURCHASER BEARS ECONOMIC RISK. Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) and the Put Option (or the Put Option Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares, or any shares of its Common Stock and that Axys has no present intention of registering the Put Option and only intends to register the Put Option Shares pursuant to the terms and provisions of the Registration Rights Agreement. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares or the Put Option or the Put Option Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares, the Conversion Shares, the Put Option and the Put Option Shares for Purchaser's own account for investment only, and not with a view towards their distribution; provided that Purchaser may transfer the Shares and the Conversion Shares to an affiliate of Purchaser reasonably acceptable to Axys, may transfer the Put Option as provided herein and may transfer the Put Option Shares (subject to the provisions of the Side Letter) as permitted by applicable law or pursuant to the Registration Rights Agreement.

                (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

                (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (e) COMPANY INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the directors of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.


                                       6.

                (f) RULE 144. Purchaser acknowledges and agrees that the Shares and the Put Option, and, if issued, the Conversion Shares and the Put Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

            5.3 TRANSFER RESTRICTIONS. Purchaser acknowledges and agrees that the Shares and the Put Option and, if issued, the Conversion Shares and the Put Option Shares are subject to restrictions on transfer as set forth in the Company's Bylaws.

         6. CONDITIONS TO CLOSINGS.

            6.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSINGS. Purchaser's obligations to purchase the Shares and the Put Option at the Initial Closing and the Subsequent Closing are subject to the satisfaction, at or prior to the Initial Closing Date, of the following conditions, any one or more of which may be waived in writing by Purchaser:

                (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company and Axys in
Section 4 hereof shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if they had been made as of the Initial Closing Date, with the exception that (i) the Company may have entered into subsequent to the date hereof an agreement and plan of merger and reorganization with Global Agro, Inc. pursuant to which the Company would be obligated to issue shares of Series B Preferred Stock of the Company to the stockholders of Global Agro, Inc. aggregating up to 27.5% of the outstanding shares of the Company and restricted stock awards and stock options as contemplated in such agreement, and the Company and Axys shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing.

                (b) LEGAL INVESTMENT. On the Initial Closing Date, the sale and issuance of the Shares and the Put Option and the potential issuance of the Conversion Shares and the Put Option Shares shall be legally permitted by all laws and regulations to which Purchaser, the Company and Axys are subject.

                (c) CONSENTS, PERMITS, AND WAIVERS. The Company and Axys shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, except for such as may be properly obtained subsequent to the Closing.

                (d) CORPORATE DOCUMENTS. The Company and Axys shall have delivered to Purchaser or its counsel, copies of all corporate documents of the Company and Axys, respectively, as Purchaser shall reasonably request.



                                       7.

                (e) RESERVATION OF CONVERSION SHARES. The Conversion Shares shall have been duly authorized and reserved for issuance by the Company and the Put Option Shares shall have been duly authorized and reserved for issuance by Axys.

                (f) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (g) SHAREHOLDERS AGREEMENT. The execution and delivery by the Company of a counterpart signature page to the Shareholders Agreement as contemplated by Section 8.8 of the Shareholders Agreement.

            6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Initial Closing and the Subsequent Closings and Axys' obligation to issue the Put Option are subject to the satisfaction, on or prior to the Initial Closing, of the following conditions, any one or more of which may be waived in writing by the Company:

                (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in Section 5 hereof shall be true and correct in all material respects at the date of the Initial Closing, with the same force and effect as if they had been made on and as of said date.

                (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Initial Closing, including but not limited to the tender of the purchase price for the Shares.

                (c) CONSENTS, PERMITS AND WAIVERS. The Company and Axys shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, except for such as may be properly obtained subsequent to the Initial Closing.

                (d) SHAREHOLDERS AGREEMENT. The execution and delivery by the Purchaser of a counterpart signature page to the Shareholders Agreement as contemplated by Section 8.8 of the Shareholders Agreement.

         7. MISCELLANEOUS.

            7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

            7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closings of



                                       8.

the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

            7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the letter dated March 29, 1999, from Jerry Caulder on behalf of the Company to the Purchaser constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements, except as specifically set forth herein and therein.

            7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified and any provision hereof may be waived only upon the written consent of the Company, the Purchaser and Axys.

            7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

            7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company, the Purchaser or Axys at the address as set forth on the signature page hereof for such party or at such other address as a party may designate by ten days advance written notice to the other parties hereto.

            7.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.



                                       9.

            7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            7.12 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

            7.13 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.



                                      10.

            IN WITNESS WHEREOF, the parties hereto have executed this SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                 PURCHASER:

XYRIS CORPORATION                        MISSOURI SOYBEAN
                                         MERCHANDISING COUNCIL



By:       /s/ JERRY CAULDER              By:   /s/  DAVID M. HAGGARD
          Jerry Caulder                  Name: David M. Haggard
          President                      Its:  Chairman


Address:  12626 High Bluff Drive,        Address: P. O. Box 104778
          Suite 250                               3337 Emerald Lane
          San Diego California  92130             Jefferson City, Missouri 65110
          Attn: President                         Attention: Dale K. Ludwig,
FAX:      (619) 794-5525                                     Executive Director
                                                  FAX: (573) 635-5122


PUT GRANTOR:

AXYS PHARMACEUTICALS, INC.


By:
Print Name:
Title:
Address: 180 Kimball Way
         South San Francisco, CA  94080
         Attn: Chief Financial Officer
FAX:     (650) 829-1001





                                      11.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


                                  SEE ATTACHED

                             ARTICLES OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                     AGXYS

     The undersigned certify that:

     1. They are the President and the Secretary, respectively, of Agxys, a California corporation.

     2. The language of "ARTICLE 1. NAME" of the Amended and Restated Articles of Incorporation, which now reads "The name of the corporation is Agxys" is amended to read "The name of the corporation is Xyris Corporation".

     3. The foregoing amendments of the Amended and Restated Articles of Incorporation has been duly approved by the board of directors of this corporation.

     4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of each class of outstanding shares of the corporation is 300,000 shares of Common Stock and 2,200,000 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: July 2, 1998.





                                           /s/ JERRY CAULDER
                                           --------------------------------
                                           Jerry Caulder
                                           President


                                           /s/ ROGER SALQUIST
                                           -------------------------------
                                           Roger Salquist
                                           Secretary



                                                OFFICE OF THE SECRETARY OF STATE

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                     AGXYS



      Jerry Caulder and Roger Salquist certify that:

      A. They are the President and Secretary, respectively, of Agxys, a California corporation (the "corporation").

      B. The Articles of Incorporation of this corporation are amended and restated to read as follows:


                                ARTICLE 1. NAME
      The name of the corporation is Agxys.


                               ARTICLE 2. PURPOSE
      The purpose of this corporation is to engage in any lawful acts of activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code (the "Code").


                         ARTICLE 3. AUTHORIZED CAPITAL
      The corporation is authorized to issue two (2) classes of shares, designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock which this corporation is authorized to issue is 10,000,000 and the total number of shares of Preferred Stock which this corporation is authorized to issue is

8,200,000. All of the shares of Preferred Stock are designated as "Series A Preferred Stock" (the "Series A Preferred").

                   ARTICLE 4. RIGHTS, PREFERENCES, PRIVILEGES
                       AND RESTRICTIONS OF CAPITAL STOCK

         The relative rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

1.   DIVIDEND PREFERENCE.

         The holders of Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate of 6% of the Original Series A Issue Price (as defined in Section 2(a)(i) below) for each outstanding share of Series A Preferred (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) held by them, payable when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated employees, officers, directors, or consultants pursuant to contractual arrangements). In the event dividends are paid to the holders of Series A Preferred that are less than the full amounts to which such holders are entitled pursuant to this Section 1, such holders shall share ratably in the total amount of dividends paid according to the respective amounts due such holder if such dividends were paid in full. After payment of dividends to the holders of Series A Preferred, dividends may be declared and distributed among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred based on the number of shares of Common Stock into which such shares of Series A Preferred are convertible (as adjusted for stock splits and the like) on the date such dividend is declared. The dividends payable to the holders of the Series A Preferred shall not be cumulative, and no right shall accrue to the holders of the Series A Preferred by reason of the fact that dividends on the Series A Preferred are not declared or paid in any previous fiscal year of the corporation, whether or not the earnings of the corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event that the corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series A Preferred (as provided in Section 4 hereof), the corporation shall, at the option of the corporation, pay in cash to the holder(s) of the Series A Preferred subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 hereof.

2.   LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or not, or the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the corporation, or the acquisition of this corporation by another entity by means of consolidation, corporate reorganization or merger, or other transaction or series of related transactions in which more than 50% of the outstanding voting power of this corporation is disposed of (each a "Liquidation Event"), distributions to the shareholders of the corporation shall be made in the following manner:

          (i) Each holder of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock, by reason of their ownership of such stock, the greater of (x) $3.33 (the "Original Series A Issue Price") multiplied by two per share, and (y) the amount that would have been received upon the conversion of the Series A Preferred, (each as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series A Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred (collectively, the "Series A Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the corporation legally available for distribution to such holders shall be distributed ratably based on the total preferential amount due each such holder under this Section 2(a).

     (b) Each holder of Series A Preferred shall be deemed to have consented to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, or employees of, or consultants to, the corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the corporation and such persons.

     (c) The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the corporation or at the time made available to shareholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

     (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Series A Preferred to convert such shares at any time and from time to time into Common Stock in accordance with Section 4 hereof.

3.   VOTING RIGHTS.

     (a) Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Series A Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation.

4.      CONVERSION RIGHTS.

                The holders of Series A Preferred shall have conversion rights as follows:

        (a) RIGHT TO CONVERT. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Series A Preferred, as follows:

                (i) Each share of Series A Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the then applicable Conversion Price for such Series A Preferred, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price. The initial Series A Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) of this Article 4.

     (b) AUTOMATIC CONVERSION. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public with aggregate proceeds to the corporation in excess of $15,000,000 (before deduction for underwriters commissions and expenses) and a per share price permitting the listing of such stock on the National Association of Securities Dealers, Inc. National Market (or any successor thereto) (such event is an "Automatic Conversion"). In the event of an Automatic Conversion of the Series A Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities.

     (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of

Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the corporation at such office that such holder elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 4(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or in the case of an Automatic Conversion, on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


      (d)   ADJUSTMENTS TO CONVERSION PRICE.

            (i) ADJUSTMENTS FOR DIVIDENDS, SPLITS, SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the filing of these Amended and Restated Articles of Incorporation, into a greater number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation, or other similar transaction occurring after the filing of these Amended and Restated Articles of Incorporation into a lesser number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

            (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred.

     (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series A Preferred immediately before that change.

                (iv) ADJUSTMENTS ON ISSUANCE OF ADDITIONAL STOCK. If the corporation shall issue "Additional Stock" (as defined below) for a consideration per share less than the Series A Conversion Price in effect on the date and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced concurrently with such issue, to a price (calculated to three decimal places) determined by multiplying such Series A Conversion Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Stock so issued (or deemed to be issued) would purchase at such Series A Conversion Price; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued; provided that for purposes of this Section
4(d)(iv), all shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, all shares of Common Stock issuable upon exercise of outstanding stock options, all shares of Common Stock reserved for issuance under the corporation's current employee equity incentive plan, and all shares of Common Stock issuable upon exercise or conversion of any other outstanding security or debt instrument of the corporation shall be deemed to be Common Stock outstanding. For purposes of this subsection (iv) "Additional Stock" shall mean all Common Stock issued by the corporation after the date on which the first share of Series A Preferred was issued (the "Series A Original Issue Date") other than Common Stock issued or issuable at any time (a) upon conversion of the Preferred Stock, (b) up to 1,500,000 shares of Common Stock to officers, directors, and employees of, and consultants to, the corporation after the Series A Original Issue Date as designated and approved by the Board of Directors; (c) as a dividend or distribution with respect to the Series A Preferred; (d) in connection with equipment leasing or bank financing transactions approved by the corporation's Board of Directors; or (e) as described in subparagraphs (i), (ii), and (iii) of this Section 4(d).

     For the purpose of making any adjustment in the Series A Conversion Price as provided above, the consideration received by the corporation for any issue or sale of Common Stock will be computed:

          (1) to the extent it consists of cash, as the amount of cash received by the corporation before deduction of any offering expenses payable by the corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the corporation on connection with such issue or sale;

          (2) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the corporation's Board of Directors; and

                (3) if Common Stock is issued or sold together with other stock or securities or other assets of the corporation for consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

        If the corporation (1) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (2) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Series A Conversion Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of such Series A Conversion Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

        Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Series A Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Series A Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price or rate.

        (e) NO IMPAIRMENT. Except as provided in Section 6 of this Article 4, the corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price for such series of Series A Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred.

     (g) ISSUE TAXES. The corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

     (i) STATUS OF CONVERTED STOCK. In case any Series A Preferred shall be converted pursuant to this Section 4, the shares to converted shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

5.   REDEMPTION RIGHTS.

     The Series A Preferred shall be nonredeemable.

6.   COVENANTS.

     (i) During such time as Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys"), is the registered holder of at least 50% of the votes of the corporation, calculated as provided in Section 3(a) of this Article 4, and in addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of both Axys and the holders of an additional 3% of the votes of the corporation not being held by Axys, calculated in the manner as provided in Section 3(a) of this
Article 4:

      (a) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series A Preferred;

      (b) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of Series A Preferred;

      (c) authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of Series A Preferred;

      (d) reclassify any shares of capital stock of this corporation into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of Series A Preferred;

     (e) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986 (the "Tax Code")) or otherwise, of any shares of any class or series of Common Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for, this corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association;

     (f) do any act or thing which would result in taxation of the holders of shares of the Series A Preferred under Section 305 of the Tax Code (or any comparable provision of the Tax Code as hereafter from time to time amended);

     (g) engage in any transaction or series of related transactions constituting a Liquidation Event (excluding a voluntary dissolution, the approval of which shall be as governed by Section 1900 of the Code);

     (h) increase or decrease the authorized number of shares of Series A Preferred; or

     (i) make any change in the size of the Board of Directors of the corporation.


7.   RESIDUAL RIGHTS.

     All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock. The Common Stock shall not be redeemable.

                 ARTICLE 5. LIMITATION OF DIRECTORS' LIABILITY

     The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors in such case to a greater extent than is permitted on such effective date, the reference in this Article to "California law" shall to that extent be deemed to refer to California as so amended.

                    ARTICLE 6. INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

1.   INDEMNIFICATION OF DIRECTORS.

     The corporation shall, to the maximum extent and in a manner permitted by the Code, indemnify each of its Directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was a Director of the corporation. For purposes of this Article 6, a "Director" of the corporation includes any person (i) who is or was a Director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

2.    INDEMNIFICATION OF OTHERS.

            The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees, officers, and agents (other than Directors) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an employee, officer, or agent of the corporation. For purposes of this Article 6, an "employee" or "officer" or "agent" of the corporation (other than a Director) includes any person (i) who is or was an employee, officer, or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

3.    PAYMENT OF EXPENSES IN ADVANCE.

      Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 1 of this Article 6, or if otherwise authorized by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

4.    INDEMNITY NOT EXCLUSIVE.
            The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

5.    INSURANCE INDEMNIFICATION.
      The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article 6.

6.    CONFLICTS.
      No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
      (a) That it would be inconsistent with a provision of these Articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

7.  RIGHT TO BRING SUIT.

          If a claim under this Article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

8.   INDEMNITY AGREEMENTS.

          The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a Director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article 6.

9.   AMENDMENT, REPEAL OR MODIFICATION.

          Any amendment, repeal or modification of any provision of this Article 6 shall not adversely affect any right or protection of a Director or agent of the corporation existing at the time of such amendment, repeal or modification.

10.  AMENDMENT OF CALIFORNIA LAW.

          If, after the effective date of this Article, California law is amended in a manner which permits a corporation to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater degree than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California as so amended

     C. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

     D. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Code. The corporation has two classes of stock outstanding. The total number of outstanding shares of Common Stock of this corporation is 300,000 and the total number of outstanding shares of Preferred Stock of the corporation is none. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required, such required vote being more than 50% of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed at San Francisco, California.

Date: June 1, 1999

                                        /s/ JERRY CAULDER
                                        ---------------------------------------
                                        Jerry Caulder, President


                                        /s/ ROGER SALQUIST
                                        ---------------------------------------
                                        Roger Salquist, Secretary


                                                                          [SEAL]

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                          PUT OPTION SUBSCRIPTION FORM



To:        Axys Pharmaceuticals, Inc.
           180 South Kimball Way
           South San Francisco, California  94080
           Attn: Chief Financial Officer


            MISSOURI SOYBEAN MERCHANDISING COUNCIL, a Missouri not-for-profit corporation ("MSMC"), the holder of the Put Option (the "Put Option") described in Section 3 of that certain Series A Preferred Stock Purchase Agreement dated June 4, 1999, by and among Xyris Corporation, a California corporation ("Xyris"), MSMC and Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys"), hereby elects to exercise the right represented by the Put Option to sell to Axys 300,300 shares of Series A Preferred Stock of Xyris held by MSMC in exchange for that number of shares of Axys Common Stock having an aggregate market value of $1,000,000, rounded down to the nearest whole number of shares, at the "market price" as defined in the Put Option.

            MSMC hereby covenants to cause a certificate representing such shares of Preferred Stock to be delivered to Axys upon surrender of this Put Option Subscription Form in accordance with the Put Option.


Dated: ____________________

                                     MISSOURI SOYBEAN MERCHANDISING COUNCIL,
                                     a Missouri not-for-profit corporation

                                     By:
                                     Name:
                                     Title:

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the ___ day of __________, ____, by and among AXYS PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY") and the persons listed on the signature page(s) hereto.


                                    RECITALS

         WHEREAS, the Company proposes to sell and issue shares of its Common Stock upon exercise of put options held by the purchasers of the Series A Preferred Stock of Xyris Corporation (the "PUT OPTIONS") pursuant to certain Series A Preferred Stock Purchase Agreements, among the Company, Xyris Corporation and such purchasers (the "XYRIS PURCHASE AGREEMENTS").

         WHEREAS, as a condition of entering into the Xyris Purchase Agreements, the purchasers have requested that the Company extend to them certain registration rights as set forth below on any shares of Company Common Stock issued upon exercise of the Put Options.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Xyris Purchase Agreements, the parties mutually agree as follows:


SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

             "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

             "MATERIAL ADVERSE EVENT" means an occurrence having a consequence that either (a) is materially adverse to the business, prospects or financial condition of the Company or (b) has a reasonable likelihood of occurring and, if it were to occur, would be reasonably likely to materially adversely affect the business, prospects or financial condition of the Company.

             "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

             "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued to the purchasers of the Series A Preferred Stock of Xyris Corporation (the "Series A Purchasers") in connection with the Xyris Purchase Agreements; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

             "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

             "SEC" or "COMMISSION" means the Securities and Exchange Commission.

             "SECURITIES ACT" means the Securities Act of 1933, as amended.

             "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

             2.1 RESTRICTIONS ON TRANSFER.

                 (a) Each Holder agrees not to make any disposition of all or any portion of its Registrable Securities unless and until:

                     (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or such proposed disposition is otherwise exempt from registration under the Securities Act; or

                     (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                     (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to an entity of which a majority of the equity and voting interest is owned by such Holder, directly or indirectly (an "AFFILIATE"), or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                 (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                 (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                 (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

             2.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least twenty-one (21) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each

Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                 (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders and any other shareholders of the Company currently having registration rights on a pro rata basis based on the total number of Registrable Securities held by the Holders and the total number of registrable securities held by such other shareholders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder (other than those presently entitled to registration rights) be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                 (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

             2.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                 (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of registrable securities; and

                 (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the registrable securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

                     (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                     (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

                     (iii) if within thirty (30) days of receipt of a written request from the Holders pursuant to this Section, the Company gives notice to the Holders of the Company's intention to make a public offering within ninety
(90) days;

                     (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                     (v) if the Company has already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.3, or

                     (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Notwithstanding the foregoing, in the event that the Holder or Holders of Registrable Securities request the withdrawal of a registration being made pursuant to this Section 2.3 and, in such withdrawal request, the Holder(s) state that it first learned (within seven (7) days of the date of such withdrawal request) of a Material Adverse Event (which is specified in reasonable detail in such withdrawal request) not known to the Holder(s) at the time of its request for registration of their Registrable Securities pursuant to this Section 2.3, then the Holder(s) shall retain its rights to request registration pursuant to this Section 2.3 as if it had not previously requested registration hereunder.

                 (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

             2.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

             2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                 (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the

Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

             2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect two (2) years after the date of this Agreement. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

             2.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                 (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                 (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

             2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2.or 2.3:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                 (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

                 (c) Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                 (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.



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

                 (e) The obligations of the Company and Holders under this
Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

             2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by any of the Series A Purchasers to a transferee or assignee which is an affiliate, subsidiary, parent, general partner, limited partner, retired partner, member or retired member of such Series A Purchaser; provided, however,
(i) such Series A Purchaser shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

             2.10 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements.

             Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this
Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

             2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                 (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                 (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.





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

SECTION 3. MISCELLANEOUS

             3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

             3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated by the Xyris Purchase Agreements. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

             3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

             3.4 ENTIRE AGREEMENT. This Agreement, the Xyris Purchase Agreements and the side letters entered into in connection with the Xyris Purchase Agreements between the Series A Purchasers who are parties hereto and the Company (each a "SIDE LETTER") and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

             3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

             3.6 AMENDMENT AND WAIVER.

                 (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and each of the holders of the Registrable Securities.

                 (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of each of the holders of the Registrable Securities.

             3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

             3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

             3.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

             3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

             3.12 JOINDER. At any time after the execution of this Agreement by the Company and any Series A Purchaser, any other Series A Purchaser who is entitled to the rights set forth in this Agreement may become a party to this Agreement by signing a counterpart signature page to this Agreement and delivering such counterpart signature page to the Company who shall send a copy thereof to any other party to this Agreement. From and after the execution and delivery to the Company of such counterpart signature page by a Series A Purchaser, such Series A Purchaser shall be a party to this Agreement and shall be entitled to all of the rights of a Holder under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.



AXYS PHARMACEUTICALS, INC.                     --------------------------------


By:                                            By:

Title:                                         Title:
      ---------------------------------              --------------------------

Address: 180 Kimball Way                       Address:
         South San Francisco, CA  94080                ------------------------
         Attn:  Chief Financial Officer        Attn:
FAX:     (650) 829-1001                             ---------------------------
                                               FAX:
                                                   ----------------------------



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